EXHIBIT T-1.1

ARTICLES OF ORGANIZATION

OF

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

We, the undersigned, all being of full age, four of us being citizens of the United States, having associated ourselves together for the purposes of forming a limited liability trust company under and pursuant to the Banking Law of the State of New York, do hereby certify the following:

First.	The name by which the limited liability trust company is to be known is American Stock Transfer & Trust Company, LLC.

Second.	The place where its principal office is to be located is 59 Maiden Lane, Borough of Manhattan, City, County, and State of New York.

Third.

The amount of its capital contributions is to be Five Million Dollars ($5,000,000), and the number of units into which such capital contributions are to be divided is five million (5,000,000) units with a par value of $1.00 each.

Fourth.

The company will not have classes or groups of members, therefore there is only one class of members. Each member shall share the same relative rights, powers, preferences, limitations, and voting powers.

Fifth.	The name, place of residence, and citizenship of each organizer are as follows:

Name	Residence	Citizenship
George Karfunkel	Brooklyn, NY, USA	USA

Michael Karfunkel	Brooklyn, NY, USA	USA

Cameron Blanks	Cremorne Point, Australia	Australia

Timothy J. Sims	Terrey Hills, Australia	Australia

Paul J. McCullagh	Tamarama, Australia	Ireland

Joseph John O’Brien	Bondi Beach, Australia	USA

Jay F. Krehbiel	Darling Point, Australia	USA

Sixth.	The term of existence of the trust company is to be until December 31, 2030, unless the interest holders agree to extend such date.

Seventh.	The number of managers of the company is to be not less than seven nor more than fifteen.

Eighth.

The names of the organizers who shall manage the company until the first annual meeting of members are as follows: George Karfunkel, Michael Karfunkel, Cameron Blanks, Timothy J. Sims, Paul J. McCullagh, Joseph John O’Brien, and Jay F. Krehbiel.

Ninth.

The limited liability trust company is to exercise the powers conferred by Section 100 of the Banking Law. The limited liability trust company shall neither accept deposits nor make loans except for deposits and loans arising directly from the exercise of the fiduciary powers specified in Section 100 of the Banking Law.

IN WITNESS WHEREOF, We have made, signed, and acknowledged this certificate in duplicate this                  day of March 2008.

/s/ George Karfunkel
George Karfunkel	Paul J. McCullagh

/s/ Michael Karfunkel
Michael Karfunkel	Joseph John O’Brien

Cameron Blanks	Jay F. Krehbiel

Timothy J. Sims

NOTARY:

State of NY                 )

                                     )         ss.:

County of Kings         )

On this 28 day of March, 2008 personally appeared before me

George Karfunkel

Michael Karfunkel

to me known to be the persons described in and who executed the foregoing certificate, and severally acknowledged that they executed the same.

/s/ Anthony J. Foti

Anthony J. Foti

Notary Public, State of New York

No. 01FO6022425

Qualified in Kings County

Commission Expires March 29, 2011

IN WITNESS WHEREOF, We have made, signed, and acknowledged this certificate in duplicate this                  day of March 2008.

/s/ Paul J. McCullagh
George Karfunkel	Paul J. McCullagh

Michael Karfunkel	Joseph John O’Brien

/s/ Cameron Blanks	/s/ Jay F. Krehbiel
Cameron Blanks	Jay F. Krehbiel

/s/ Timothy J. Sims
Timothy J. Sims

NOTARY:

State of New South Wales )
)	ss.:
County of Australia )

On this 27th day of March, 2008 personally appeared before me

Cameron R. Blanks	Paul J. McCullagh

Timothy J. Sims	Jay F. Krehbiel

to me known to be the persons described in and who executed the foregoing certificate, and severally acknowledged that they executed the same.

/s/ Brendan Anthony Bateman
Brendan Anthony Bateman

IN WITNESS WHEREOF, We have made, signed, and acknowledged this certificate in duplicate this      day of March 2008.

George Karfunkel	Paul J. McCullagh

/s/ Joseph John O’Brien
Michael Karfunkel	Joseph John O’Brien

Cameron Blanks	Jay F. Krehbiel

Timothy J. Sims

NOTARY:	Kingdom of Thailand }

Bangkok Metropolis } ss

Embassy of the United States of America }

State of	}

County of	}

On this                  day of     Mar 27 2008,                  personally appeared before me

* Joseph John O’Brien *

to be the persons described in and who executed the foregoing certificate, and severally acknowledged that they executed the same.

/s/ Chamnannuch Scherer
Chamnannuch Scherer

Consular Associate of the United States of America

Indefinite